EXHIBIT 99.1
                                  ------------

                STAR MANAGEMENT SERVICES, INC., AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                          AS OF SEPTEMBER 30, 1997, AND
                            OCTOBER 31, 1996 AND 1995
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Star Management Services, Inc.:

We have audited the accompanying consolidated balance sheets of Star Management Services, Inc. (a Delaware corporation), and subsidiaries as of September 30, 1997 (prior to the sale of 100 percent of its common stock to Savoir Technology Group, Inc., as described in Note 11), and October 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the eleven months ended September 30, 1997, and the years ended October 31, 1996 and 1995. These financial statements are the responsibility of Star Management Services, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Star Management Services, Inc., and subsidiaries as of September 30, 1997 (prior to the sale of 100 percent of its common stock to Savoir Technology Group, Inc., as described in Note 11), and October 31, 1996, and the results of their operations and their cash flows for the eleven months ended September 30, 1997, and the years ended October 31, 1996 and 1995, in conformity with generally accepted accounting principles.

                                              ARTHUR ANDERSEN LLP


San Antonio, Texas
November 26, 1997

                STAR MANAGEMENT SERVICES, INC., AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1997, AND OCTOBER 31, 1996
                      (In Thousands, Except Share Amounts)

                                        ASSETS                                               1997        1996
                                        ------                                           -----------  ----------

CURRENT ASSETS:
  Cash and cash equivalents............................................................  $     6,911  $    6,425
  Trade accounts receivable............................................................       27,517       9,216
  Other receivables....................................................................        1,419       1,084
  Inventories..........................................................................        3,839       3,735
  Prepaid expenses and other...........................................................          477       1,533
                                                                                         -----------  ----------
      Total current assets.............................................................       40,163      21,993

Other..................................................................................           43          14

Property and equipment, net............................................................        1,180         990

Net assets of discontinued operations (Note 3).........................................           --       2,184
                                                                                         -----------  ----------

      Total assets.....................................................................  $    41,386  $   25,181
                                                                                         ===========  ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------

CURRENT LIABILITIES:
  Line of credit.......................................................................  $     3,000  $       --
  Accounts payable.....................................................................       29,683      14,466
  Accrued expenses.....................................................................        1,019       1,085
  Payable to Sirius Computer Solutions, Ltd., net......................................        1,442          --
  Other................................................................................          939         456
                                                                                         -----------  ----------

      Total current liabilities........................................................       36,083      16,007
                                                                                         -----------  ----------

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS' EQUITY:
  Common stock, no par value; 3,000 shares authorized; 2,675 and 3,000 shares issued and outstanding at September 30, 1997, and October 31, 1996,
      respectively.....................................................................           --          --
  Paid-in capital......................................................................        3,958       4,439
  Retained earnings....................................................................        1,345       4,735
                                                                                         -----------  ----------

      Total stockholders' equity.......................................................        5,303       9,174
                                                                                         -----------  ----------

      Total liabilities and stockholders' equity.......................................  $    41,386  $   25,181
                                                                                         ===========  ==========


           The accompanying notes are an integral part of these consolidated financial statements.

                STAR MANAGEMENT SERVICES, INC., AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
               (In Thousands, Except Share and Per Share Amounts)

                                                                 Eleven Months
                                                                     Ended                     Year Ended
                                                                 September 30,                 October 31,
                                                               -----------------  -----------------------------------
                                                                     1997               1996               1995
                                                               -----------------  -----------------  ----------------

Sales and other revenue......................................  $         86,505   $         76,495   $         55,148
Cost of sales................................................            75,755             65,226             45,067
                                                               ----------------   ----------------   ----------------
Gross profit.................................................            10,750             11,269             10,081
                                                               ----------------   ----------------   ----------------
Operating expenses:
  Selling, general and administrative........................             8,341              5,662              4,493
  Executive bonuses..........................................             1,325              2,712              3,826
                                                               ----------------   ----------------   ----------------
      Total operating expenses...............................             9,666              8,374              8,319
                                                               ----------------   ----------------   ----------------

Income from operations.......................................             1,084              2,895              1,762

Interest income (expense), net...............................                99                (81)                --
                                                               ----------------   ----------------   ----------------
Income from continuing operations before income taxes........             1,183              2,814              1,762
                                                               ----------------   ----------------   ----------------
Income tax expense...........................................              (381)              (963)              (514)
                                                               ----------------   ----------------   ----------------
Income from continuing operations............................               802              1,851              1,248
Discontinued operations (Note 3): Income from discontinued
  operations, net of income taxes of $276, $22 and $79 in
  1997, 1996 and 1995, respectively..........................               582                 43                191
                                                               ----------------   ----------------   ----------------
Net income...................................................  $          1,384   $          1,894   $          1,439
                                                               ================   ================   ================

Net income per common share:
  Continuing operations......................................  $            267   $            617   $            416
  Discontinued operations....................................               194                 14                 64
                                                               ----------------   ----------------   ----------------
      Net income per common share............................  $            461   $            631   $            480
                                                               ================   ================   ================

Weighted average common shares outstanding...................             2,999              3,000              3,000
                                                               ================   ================   ================


             The accompanying notes are an integral part of these consolidated financial statements.

                STAR MANAGEMENT SERVICES, INC., AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               FOR THE ELEVEN MONTHS ENDED SEPTEMBER 30, 1997, AND
                    THE YEARS ENDED OCTOBER 31, 1996 AND 1995
                      (In Thousands, Except Share Amounts)

                                                   Common Stock
                                          ------------------------------       Paid-In         Retained
                                              Shares          Amount           Capital         Earnings          Total
                                          --------------  --------------   --------------   --------------  --------------

Balance as of October 31, 1994..........           3,000  $           --   $        4,439   $        1,402  $        5,841
Net income..............................              --              --               --            1,439           1,439
                                          --------------  --------------   --------------   --------------  --------------
Balance as of October 31, 1995..........           3,000              --            4,439            2,841           7,280
Net income..............................              --              --               --            1,894           1,894
                                          --------------  --------------   --------------   --------------  --------------
Balance as of October 31, 1996..........           3,000              --            4,439            4,735           9,174
Split-off of end-user business,
  including income tax effect of $255...            (325)             --             (481)          (4,774)         (5,255)
Net income..............................              --              --               --            1,384           1,384
                                          --------------  --------------   --------------   --------------  --------------
Balance as of September 30, 1997........           2,675  $           --   $        3,958   $        1,345  $        5,303
                                          ==============  ==============   ==============   ==============  ==============


             The accompanying notes are an integral part of these consolidated financial statements.

                STAR MANAGEMENT SERVICES, INC., AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                 Eleven Months
                                                                     Ended                     Year Ended
                                                                 September 30,                 October 31,
                                                               -----------------  -----------------------------------
                                                                     1997               1996               1995
                                                               -----------------  -----------------  ----------------
Cash flows from operating activities:
  Net income.................................................  $          1,384   $          1,894   $          1,439
  Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
      Depreciation and amortization..........................               924                750                445
      Deferred income tax (benefit)..........................              (122)              (142)               225
      Inventory adjustment...................................               155                252                228
      Write-off of property and equipment....................               104                 --                 --
  (Increase) decrease in assets:
      Receivables............................................           (12,547)           (10,675)            (5,274)
      Inventories............................................              (259)              (616)              (373)
      Prepaid expenses and other.............................               725               (998)              (491)
  Increase (decrease) in liabilities:
      Accounts payable.......................................             8,052             16,483                596
      Accrued expenses.......................................               757                782                479
      Other..................................................               (35)               358               (540)
                                                               ----------------   ----------------   ----------------
         Net cash provided by (used in) operating
             activities......................................              (862)             8,088             (3,266)
                                                               ----------------   ----------------   ----------------
Cash flows from investing activities:
  Proceeds from investments in leases........................             1,478              2,207              1,896
  Purchases of property and equipment........................            (1,885)            (3,038)            (3,108)
  Proceeds from lease termination penalties..................                --                 24                 15
  Proceeds from notes receivable.............................               135                132                 10
                                                               ----------------   ----------------   ----------------
         Net cash used in investing activities...............              (272)              (675)            (1,187)
                                                               ----------------   ----------------   ----------------
Cash flows from financing activities:
  Borrowings (repayments) under line-of-credit
      agreements, net..................................                   3,000             (1,562)             1,562
  Proceeds from nonrecourse lease obligations................               372              2,037              1,490
  Payments on nonrecourse lease obligations..................            (1,752)            (2,019)            (1,648)
  Proceeds from officer notes payable........................                --              3,000                 --
  Payments on officer notes payable..........................                --             (3,000)                --
                                                               ----------------   ----------------   ----------------
         Net cash provided by (used in) financing
             activities......................................             1,620             (1,544)             1,404
                                                               ----------------   ----------------   ----------------
  Increase (decrease) in cash and cash equivalents...........               486              5,869             (3,049)
  Cash and cash equivalents, beginning of period.............             6,425                556              3,605
                                                               ----------------   ----------------   ----------------
  Cash and cash equivalents, end of period...................  $          6,911   $          6,425   $            556
                                                               ================   ================   ================


                                       -6-



                                                                 Eleven Months
                                                                     Ended                     Year Ended
                                                                 September 30,                 October 31,
                                                               -----------------  -----------------------------------
                                                                     1997               1996               1995
                                                               -----------------  -----------------  ----------------
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest...................  $            310   $            526   $            323
                                                               ================   ================   ================
  Cash paid during the period for income taxes...............  $            811   $            783   $            543
                                                               ================   ================   ================
  Noncash investing and financing activities-
      Note received from sale of land........................  $             --   $             --   $            140
                                                               ================   ================   ================
      Investments in direct financing leases.................  $            519   $          1,262   $          2,308
                                                               ================   ================   ================
      Receivable in connection with split-off................  $            152   $             --   $             --
                                                               ================   ================   ================
      Liabilities incurred in connection with split-off......  $          2,001   $             --   $             --
                                                               ================   ================   ================
      Split-off of end-user business.........................  $          5,255   $             --   $             --
                                                               ================   ================   ================


             The accompanying notes are an integral part of these consolidated financial statements.

                STAR MANAGEMENT SERVICES, INC., AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                SEPTEMBER 30, 1997, AND OCTOBER 31, 1996 AND 1995
                      (In Thousands, Except Share Amounts)


1.   ORGANIZATION AND OPERATIONS:
     ---------------------------

Star Management Services, Inc. (Star), was incorporated in 1992 under the laws of the State of Delaware. Star's principal subsidiary, Business Partner Solutions, Inc., formerly Star Data Systems, Inc. (a Texas corporation), was incorporated in 1980. Star and its wholly owned subsidiaries (collectively, the Company) primarily distribute new and used midrange computer systems, peripheral equipment and software products to wholesalers, dealers and other resellers in both the national and international markets. The Company also provides internet services to its customers.

The Company's primary vendor is International Business Machines (IBM). The Company is authorized to market its vendors' products under various contractual agreements, which typically have two-year terms. Each agreement requires the Company, among other things, to meet certain minimum sales volumes in order to qualify as a marketer, to obtain certain discounts and to renew the agreement. Management of the Company anticipates exceeding these minimum sales volumes. Warranties for all products are provided by their vendors.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

Principles of Consolidation and Basis of Presentation
-----------------------------------------------------

The accompanying consolidated financial statements include the accounts of Star and its wholly owned subsidiaries, Sirius Investments, Inc., Business Partner Solutions, Inc., Star Data International, Inc., and INET Systems, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform to current year presentation.

The consolidated financial statements as of and for the eleven months ended September 30, 1997, are presented after the split-off of the Company's End-User Business (as defined in Note 3) on September 30, 1997, and prior to the sale of 100 percent of the Company's remaining common stock to Savoir Technology Group, Inc. (Savoir), on September 30, 1997, as described in Note 11. The split-off has been accounted for as a discontinued operation in accordance with Accounting Principles Board (APB) Opinion No. 30. Thus, the accompanying consolidated financial statements and notes thereto have been restated for all periods presented.

The End-User Business is comprised of several of the Company's divisions. Historically, all sales and other revenue, cost of sales and operating expenses were accounted for on each division's income statement and were directly attributable to the divisions' operations.

Certain common costs were charged directly to the respective divisions on a nonarbitrary basis that fairly apportioned the costs in relation to the benefits received and were immaterial for all years presented. Executive bonuses were based on consolidated results of operations and, as such, were charged to each division based on its contribution to consolidated pretax income. Historically, certain assets, liabilities and income taxes were accounted for on a consolidated or subsidiary basis with no allocation to individual divisions. For purposes of determining net assets of discontinued operations as of October 31, 1996, and income from discontinued operations for 1997, 1996 and 1995, balances were allocated to the End-User Business based on its operations, unless otherwise described below.

CASH AND CASH EQUIVALENTS. Cash and cash equivalents were historically recorded on the balance sheets of the Company's subsidiaries rather than its divisions. Consequently, there is no reasonable means by which to allocate cash and cash equivalents to the End-User Business. Total consolidated cash was $6,425 at October 31, 1996, none of which is reflected in net assets of discontinued operations.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES. The majority of accounts payable and accrued expenses was allocated based on management's specific identification of items directly attributable to the operations of the End-User Business. The immaterial remainder related to common services was allocated based on business volumes.

INCOME TAXES. The Company's divisions are not separate taxable entities. Income tax expense and income tax payable were allocated to continuing operations and discontinued operations on a pro rata basis using the respective pretax income as a percentage of consolidated pretax income. As such, the balances may not be reflective of such income tax expense and income tax payable on a stand-alone basis. The entire deferred federal income tax liability was allocated to net assets of discontinued operations since it is primarily comprised of temporary differences related to the End-User Business's net investment in leases, which are reported as operating leases for federal income tax purposes.

Immediately prior to the split-off on September 30, 1997, the assets and liabilities of the End-User Business were allocated in accordance with the terms of the respective agreements as further described in Note 3.

Fiscal Year Change
------------------

The Company's fiscal year-end will change from October 31 to December 31 to conform with Savoir's fiscal year, effective the calendar year beginning January 1, 1998. In anticipation of this change, the Company's 1997 fiscal year ended on September 30, 1997. A three-month fiscal transition period from October 1, 1997, through December 31, 1997, will precede the start of the new calendar year cycle. All general references to years in the accompanying consolidated financial statements and notes thereto relate to the fiscal periods ended September 30, 1997, and October 31, 1996 and 1995, unless otherwise noted.

Estimates in the Financial Statements
-------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

Sales are recognized at the time of product shipment. Rentals from operating leases are included in lease income as earned over the term of the lease.

Net Income Per Common Share
---------------------------

Net income per common share is computed by dividing net income by the weighted-average number of common shares outstanding during the applicable period.

Cash and Cash Equivalents
-------------------------

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk
-----------------------------

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. Receivables are secured by the equipment sold. Credit risk with respect to trade receivables is minimized because of the diversification of the Company's large customer base and its geographical dispersion. No single customer accounted for more than 10 percent of the Company's sales in 1997, 1996 and 1995.

Inventories
-----------

Inventories consisting primarily of purchased product held for resale are stated at the lower of cost or market. Cost is determined using the specific cost method. The Company's inventories include high technology computer systems that may be subject to rapid technological obsolescence. The Company attempts to minimize inventories on hand and considers technological obsolescence when estimating required reserves. It is reasonably possible that such estimates could change in the near term.

Property and Equipment
----------------------

Property and equipment are presented at cost less accumulated depreciation and amortization. Expenditures for major additions are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation and amortization are provided for in amounts sufficient to expense the cost of depreciable assets over their estimated useful lives, which range from three to seven years. Straight-line and accelerated methods are utilized. Leasehold improvements are amortized over the shorter of their useful lives or the lease term.

Federal Income Taxes
--------------------

The Company files a consolidated federal income tax return excluding Star Data International, Inc., which is required by statute to file separately. Deferred taxes are provided on the liability method whereby deferred tax assets and liabilities are recognized for temporary differences between the reported amounts and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. See Note 7.

Fair Value of Financial Instruments
-----------------------------------

The estimated fair values of the Company's financial instruments have been determined by the Company using appropriate valuation methodologies and approximate their recorded book values. The carrying values of the Company's cash and cash equivalents, receivables, accounts payable, debt and all other financial instruments approximate their fair values.

Long-Lived Assets
-----------------

Effective for the Company's fiscal year beginning November 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires an assessment of the recoverability of the Company's investment in long-lived assets to be held and used in operations whenever events or circumstances indicate that their carrying amounts may not be recoverable. Such assessment requires that the future cash flows associated with the long-lived assets be estimated over their remaining useful lives and an impairment loss be recognized when the future cash flows are less than the carrying value of such assets. As of September 30, 1997, management of the Company has determined that no impairment loss is required.

Recent Accounting Pronouncements
--------------------------------

In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and displaying comprehensive income and its components in a full set of financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997, and requires reclassification of earlier financial statements for comparative purposes. Management of the Company is evaluating the requirements of SFAS No. 130 and the effects on the Company's financial reporting and disclosures.

In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for reporting information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 is effective for financial statements for fiscal years beginning after December 15, 1997. In the initial year of application, comparative information for earlier periods is to be presented. Management of the Company is evaluating the requirements of SFAS No. 131 and the effects, if any, on the Company's financial reporting and disclosures.

3.   DISCONTINUED OPERATIONS:
     -----------------------

On September 30, 1997, the Company completed the split-off of its business of selling, leasing and servicing computers, computer-related equipment and software products to end-users in the United States who acquire such products for their own use and not for resale (the End-User Business). To effectuate the split-off, two new companies were formed - Sirius Computer Solutions, Ltd. (Sirius, Ltd.), and Sirius Management, LLC (Sirius, LLC). The Company contributed certain assets and liabilities of its End-User Business to Sirius, Ltd., in exchange for a 99 percent limited partnership interest in Sirius, Ltd., and a 100 percent ownership interest in Sirius, LLC (collectively, the Interests). The Interests were then transferred to the stockholders of Star in exchange for 325 shares of Star stock having a fair value of $5,750, the independently appraised value of the End-User Business. The transaction was structured similar to a taxable "split-off" for federal income tax purposes and, thus, is referred to as such in the accompanying financial statements and notes.

Because the transaction was a pro rata exchange, the split-off was accounted for at historical cost of $5,000 in accordance with APB Opinion No. 29. Thus, the Company reduced stockholders' equity by $5,000, of which $481 was charged to paid-in capital, and the remainder was charged to retained earnings. For federal income tax purposes, the transaction was valued at fair value of $5,750. Federal income tax expense of $255 related to the capital gain recognized by the Company was charged to retained earnings in accordance with SFAS No. 109.

The assets and liabilities related to the End-User Business which were excluded from the transfer to Sirius, Ltd., consist primarily of certain trade receivables, accounts payable, outstanding borrowings under the line of credit with IBM Credit Corporation and other liabilities. Excluded trade receivables were approximately $11,473 at September 30, 1997, and represented the total amount of excluded payables and other liabilities assumed by the Company. Accordingly, such amounts are included in the accompanying financial statements. The Company agreed to transfer cash to Sirius, Ltd., in an amount necessary to provide the End-User Business with a net asset balance of $5,000 at the split-off date. The subsequent cash transfer of $1,594 is reflected as a payable to Sirius, Ltd., which is presented net of a $152 receivable from Sirius, Ltd., in the accompanying consolidated financial statements at September 30, 1997.

The condensed components of net assets of discontinued operations at October 31, 1996, were as follows:


Current assets..............................................  $    11,168
Property and equipment, net.................................        1,169
Net investment in leases, less current portion..............        1,656
Other.......................................................           17
                                                              -----------

      Total assets..........................................       14,010
                                                              -----------

Accounts payable and accrued expenses.......................        7,979
Nonrecourse leased equipment obligations....................        3,439
Other.......................................................          408
                                                              -----------

      Total liabilities.....................................       11,826
                                                              -----------

      Net assets of discontinued operations.................  $     2,184
                                                              ===========


Revenue of discontinued operations was $66,750, $44,122 and $30,498 in 1997, 1996 and 1995, respectively.

4.   PROPERTY AND EQUIPMENT:
     ----------------------

Property and equipment consist of the following:

                                                                 September 30,    October 31,
                                                                     1997            1996
                                                                 ------------    ------------
Office furniture and equipment..................................  $    1,487     $      1,593
Software........................................................         150              154
Leasehold improvements..........................................         195              377
Tools, testing and other equipment..............................          15               17
Equipment leased to others under operating leases...............         403                -
                                                                  ----------     ------------
  Total costs...................................................       2,250            2,141

Less--Accumulated depreciation and amortization..................      (1,070)          (1,151)
                                                                   ----------    -------------
  Net property and equipment....................................  $    1,180     $        990
                                                                  ==========     =-===========


5.   LINE OF CREDIT AND ACCOUNTS PAYABLE:
     -----------------------------------

The Company has an Inventory and Working Capital Financing Agreement (the Credit
Line) with IBM Credit Corporation (ICC), an affiliate of IBM, whereby purchases from IBM are directly charged to the Credit Line and are paid by the Company based on payment terms outlined in the agreement. Borrowings under the Credit Line are based on eligible accounts receivable and inventory, as defined, and are limited to $25,000, temporarily increased to

$37,500. As of September 30, 1997, and October 31, 1996, the Company had outstanding borrowings under this agreement of $25,572 and $15,775, respectively. Product advances and working capital advances, as defined, bear interest at prime plus 1.75 percent and prime plus 2 percent, respectively. As of September 30, 1997, the amount of unused credit, subject to the terms of the agreement, was $2,587. The weighted-average interest rates on the Company's borrowings were 10.28 percent and 10.25 percent as of September 30, 1997, and October 31, 1996, respectively.

The amounts outstanding under the Credit Line represent unpaid invoices and accrued purchase liabilities and, as such, are presented as accounts payable in the accompanying consolidated financial statements, except for $3,000 which represents a working capital advance and, as such, is presented as line of credit. Credit Line amounts are secured by the Company's assets not otherwise pledged as collateral under other debt agreements and are guaranteed by the Company. The Credit Line requires the Company to comply with certain covenants, including maintaining certain financial ratios and net worth requirements. The Company obtained waivers of all noncompliance with its financial ratios as of September 30, 1997. As a result of the sale of 100 percent of the Company's common stock, the Credit Line terminated on September 30, 1997, and the Company's outstanding borrowings were consolidated with Savoir's Inventory and Working Capital Financing Agreement with ICC, as described in Note 11.

As of October 31, 1996, the Company had $5,000 available for borrowing under a $5,000 revolving line-of-credit agreement with a bank. The Company paid an annual commitment fee of 1/8 of 1 percent on the unused portion. The line matured on March 31, 1997.

Accounts payable include amounts related to equipment received but not yet invoiced of approximately $22,584 and $9,566 as of September 30, 1997, and October 31, 1996, respectively.

6.   GEOGRAPHIC INFORMATION:
     ----------------------

Information by geographic location is shown below. The Company's foreign operations relate to its subsidiary, Star Data International, Inc. (a Virgin Islands corporation), and its international brokerage division.

                                                                 Eleven Months
                                                                     Ended                     Year Ended
                                                                 September 30,                 October 31,
                                                               -----------------  -----------------------------------
                                                                     1997               1996               1995
                                                               -----------------  -----------------  ----------------
Sales:
  Domestic...................................................  $         78,130   $         64,733   $         42,690
  Foreign....................................................             8,375             11,762             12,458
                                                               ----------------   ----------------   ----------------
      Total..................................................  $         86,505   $         76,495   $         55,148
                                                               ================   ================   ================

Income from continuing operations, before income taxes:
  Domestic...................................................  $            869   $          2,175   $          1,117
  Foreign....................................................               314                639                645
                                                               ----------------   ----------------   ----------------
      Total..................................................  $          1,183   $          2,814   $          1,762
                                                               ================   ================   ================


7.   INCOME TAXES
     ------------

Income tax expense consists of the following:

                                                                 Eleven Months
                                                                     Ended                     Year Ended
                                                                 September 30,                 October 31,
                                                               -----------------  -----------------------------------
                                                                     1997               1996               1995
                                                               -----------------  -----------------  ----------------
Federal:
  Current....................................................  $            408   $          1,029   $            319
  Deferred...................................................               (71)              (139)               195
State........................................................                44                 73                  -
                                                               ----------------   ----------------   ----------------

      Income tax expense.....................................  $            381   $            963   $            514
                                                               ================   ================   ================


Income tax expense differs from the amount computed by applying the statutory federal income tax rate of 34 percent to income from continuing operations before income tax expense due to the following:

                                                                 Eleven Months
                                                                     Ended                     Year Ended
                                                                 September 30,                 October 31,
                                                               -----------------  -----------------------------------
                                                                     1997               1996               1995
                                                               -----------------  -----------------  ----------------

Income tax expense computed at statutory rate................  $            402   $            957   $            599
Increases (decreases) in taxes resulting from:
  Nondeductible expenses.....................................                20                 23                 13
  Foreign sales corporation tax rate difference..............               (49)               (63)               (90)
  State income taxes, net of federal benefit.................                28                 48                  -
  Other......................................................               (20)                (2)                (8)
                                                               ----------------   ----------------   ----------------
      Income tax expense.....................................  $            381   $            963   $            514
                                                               ================   ================   ================

Net deferred tax asset at September 30, 1997, consists of the following temporary differences:

Deferred tax assets:
  Inventory adjustment.................................... $      7
  Accrued vacation........................................       18
                                                           --------
                                                                 25

Deferred tax liability:
  Fixed assets............................................       (1)
                                                           --------
      Net deferred tax asset.............................. $     24
                                                           ========



8.   OPERATING LEASES:
     ----------------

The Company conducts its operations in leased facilities under various operating leases. Total rent expense was $279, $252 and $261 for 1997, 1996 and 1995, respectively. Future minimum rental payments required under the noncancelable operating leases existing at September 30, 1997, are $224 for the 13 months ending October 31, 1998, and $12 for the year ending October 31, 1999.

9.   RELATED-PARTY TRANSACTIONS:
     --------------------------

From time to time, certain officers of the Company have loaned amounts to the Company. The highest amount of loans from officers during 1996 was $1,500. There were no amounts outstanding at October 31, 1996. No such loans were received in 1997.

10.  EMPLOYEE SAVINGS PLAN:
     ---------------------

The Company has a 401(k) savings plan to reward employees for service to the Company. The plan provides for employee contributions to be discretionarily matched by the Company on an annual basis. All employees are eligible to participate in the plan after one full year of employment. Full vesting of the Company's contribution occurs after five years of employment. The Company serves as administrator of the plan. Total Company contributions to the plan were $94, $60 and $37 for 1997, 1996 and 1995, respectively.

11.  SUBSEQUENT EVENTS:
     -----------------

On September 30, 1997, the Company's stockholders sold 100 percent of the Company's issued and outstanding common stock to Savoir Technology Group, Inc., formerly Western Micro Technology, Inc. (Savoir), in exchange for 460,000 shares of Savoir's common stock and an aggregate cash amount of $42,150, which is subject to certain adjustments, as defined in the Stock Purchase Agreement dated June 4, 1997, as amended. Two additional cash payments of $3,675 each are to be received on the first and second anniversaries of the closing. The stockholders will also receive up to $5,000 in earn-out payments based on the achievement of certain performance goals. Consequently, the Company became a wholly owned subsidiary of Savoir.

On September 30, 1997, Savoir entered into a note purchase agreement (the Note Agreement) with Robert Fleming, Inc., and Canpartners Investments IV, LLC (together, the Purchasers), and Canpartners Investments IV, LLC, as agent for the Purchasers. Pursuant to the Note Agreement, Savoir sold $15,700 of secured notes to the Purchasers. The notes, which are subordinated to Savoir's primary lender, ICC, bear interest at 13.5 percent, include an original issue discount, fully earned upon funding, of $700 and are due September 30, 2000. Savoir used the proceeds to acquire the Company. Savoir's obligations under the Note Agreement are guaranteed by Savoir's subsidiaries, including the Company, and are secured by substantially all of their assets.

On September 30, 1997, Savoir executed an amendment to its Inventory and Working Capital Financing Agreement with ICC to reflect its acquisition of the Company. Pursuant to the amendment, Savoir's credit line was increased to $75,000, and Savoir obtained an additional loan of $10,000 to acquire the Company. Savoir's obligations to ICC are guaranteed by Savoir's subsidiaries, including the Company, and are secured by substantially all of their assets.

In November 1997, Savoir signed a definitive agreement to acquire MCBA Systems, Inc. (MCBA). Management anticipates that MCBA will become a division of the Company. The consideration to be paid for MCBA is 900,000 shares of Savoir common stock, issued at closing, with an additional earn-out based upon future performance. The acquisition is subject to a number of conditions including the approval by the shareholders of Savoir, the consent of certain of Savoir's lenders and standard regulatory approvals.